EXHIBIT F-1

April 3, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:    Mineral Energy Company
            Application on Form U-1
            SEC File No. 70-9033

Dear Sirs and Madams:

     On behalf of Mineral Energy Company ("MEC"), I have examined the Application on Form U-1, dated March 26, 1997, under the Public Utility Holding Company Act of 1933 (the "Act"), filed by MEC with the Securities and Exchange Commission (the "Commission") and docketed by the Commission in SEC File No. 70-9033, as amended by Amendment No. 1 dated May 13, 1997, by Amendment No. 2 dated January 28, 1998, and by Amendment No. 3 dated April 3, 1998 of which this opinion is to be a part. The Application, as so amended, is hereinafter referred to as the "Application." Capitalized terms not defined herein have the meanings set forth in the Application.

     As set forth in the Application, MEC proposes to acquire all of the issued and outstanding common stock of Pacific and Enova, through a business combination (the "Proposed Transaction") in which (i) Pacific Sub will merge with and into Pacific, with Pacific remaining as the surviving corporation and becoming a subsidiary of MEC, and (ii) Enova Sub will merge with and into Enova, with Enova remaining as the surviving corporation and also becoming a subsidiary of MEC.

     I am an attorney licensed in the State of California and am the Assistant General Counsel for Enova. Enova is an affiliate company of MEC by virtue of holding 50% of MEC's issued and outstanding common stock. I am familiar with the issuance of securities by MEC and Enova and the issuance of securities by Enova associate companies. With all matters relating to Pacific, I have relied on the opinion of Leslie E. LoBaugh, Jr., filed as exhibit F-2 to Amendment No. 3 of the Application. I have acted as in-house counsel for MEC and I have examined copies, signed, certified or otherwise proven to my satisfaction, of the certificate of incorporation and by-laws of MEC and the Application. In addition, I have examined such other instruments, agreements and documents and made such other investigation as I have deemed necessary as a basis for this opinion.

     For the purposes of the opinions expressed below, I have assumed (except, and to the extent set forth in my opinions below, as to MEC) that all of the documents referred to in this opinion letter will have been duly authorized, executed and delivered by, and will constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all such signatories to such documents will have been duly authorized, that all such parties are duly organized and validly existing and will have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents and that such authorization, execution and delivery by each such party will not, and such performance will not, breach or constitute a violation of any law of any jurisdiction. Based upon the foregoing, I am of the opinion, insofar as the laws of California are concerned that:
            (a) all State laws applicable to the Proposed Transaction on the part of MEC will have been complied with;

            (b) MEC is a validly organized and duly existing corporation in good standing under the laws of the State of California;

            (c) to the extent that the Proposed Transaction involves the issuance of stock, such stock will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto;

            (d) the consummation of the Proposed Transaction by MEC will not violate the legal rights of the holders of any securities issued by MEC or any associate company thereof.

     The opinions expressed above are subject to the following assumptions or conditions:

       a. The Proposed Transaction shall have been duly authorized and approved to the extent required by state law by the Board of Directors of MEC.

       b. The Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Proposed Transaction.

       c. The Proposed Transaction shall be effected in accordance with required approvals, authorizations, consents, certificates and orders of any state or federal commission or regulatory authority with respect to the Proposed Transaction and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in full force and effect.

       d. No act or event other than as described herein shall have occurred subsequent to the date hereof which could change the opinions expressed above.

     I hereby consent to the filing of this opinion as an exhibit to Amendment No. 3 of the Application and in any proceedings before the Commission that may be held in connection therewith.

                              Very truly yours,


                              /s/  Kevin C. Sagara
                              Assistant General Counsel








EXHIBIT F-1.1


April 3, 1998

Kevin Sagara
Assistant General Counsel
Enova Corporation
101 Ash Street
San Diego, CA 92101

     Re:  Mineral Energy Company
          Application on Form U-1
          SEC File No. 70-9033

Dear Mr. Sagara:

     On behalf of Pacific Enterprises ("PE"), I have examined the Application on Form U-1, dated March 26, 1997, under the Public Utility Holding Company Act of 1933 (the "Act"), filed by Mineral Energy Company ("MEC") with the Securities and Exchange Commission (the "Commission") and docketed by the Commission in SEC File No. 70-9033, as amended by Amendment No. 1 dated May 13, 1997, by Amendment No. 2 dated January 28, 1998, and by Amendment No. 3 dated April 3, 1998 of which this opinion is to be a part. The Application, as so amended, is hereinafter referred to as the "Application." Capitalized terms not defined herein have the meanings set forth in the Application.

     As set forth in the Application, MEC proposes to acquire all of the issued and outstanding common stock of Pacific and Enova, through a business combination (the "Proposed Transaction") in which (i) Pacific Sub will merge with and into Pacific, with Pacific remaining as the surviving corporation and becoming a subsidiary of MEC, and (ii) Enova Sub will merge with and into Enova, with Enova remaining as the surviving corporation and also becoming a subsidiary of MEC.

     I am an attorney licensed in the State of California and am the General Counsel for Pacific. Pacific is an affiliate company of MEC by virtue of holding 50% of MEC's issued and outstanding common stock. I am familiar with the issuance of securities by Pacific and by Pacific associate companies. I have examined copies, signed, certified or otherwise proven to my satisfaction, of the Application. In addition, I have examined such other instruments, agreements and documents and made such other investigation as I have deemed necessary as a basis for this opinion.

     For the purposes of the opinions expressed below, I have assumed (except, and to the extent set forth in my opinions below, as to Pacific) that all of the documents referred to in this opinion letter will have been duly authorized, executed and delivered by, and will constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all such signatories to such documents will have been duly authorized, that all such parties are duly organized and validly existing and will have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents and that such authorization, execution and delivery by each such party will not, and such performance will not, breach or constitute a violation of any law of any jurisdiction. Based upon the foregoing, I am of the opinion, insofar as the laws of California are concerned that:

      (a) the consummation of the Proposed Transaction will not violate the legal rights of the holders of any securities issued by Pacific or any associate company thereof.

     The opinion expressed above are subject to the following assumptions or conditions:

       a. The Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Proposed
            Transaction.

       b. The Proposed Transaction shall be effected in accordance with required approvals, authorizations, consents, certificates and orders of any state or federal commission or regulatory authority with respect to the Proposed Transaction and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in full force and effect.

       c. No act or event other than as described herein shall have occurred subsequent to the date hereof which could change the opinion expressed above.

     I hereby consent to the filing of this opinion as an exhibit to Amendment No. 3 of the Application and in any proceedings before the Commission that may be held in connection therewith.

                              Very truly yours,



                              /s/ Leslie E. LoBaugh, Jr.
                              General Counsel